Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (this “Agreement”), made and entered into as of the ___ day of September, 2010, by and between G-III Apparel Group, Ltd., a Delaware corporation (as further defined in Section 1.02(b), the “Company”) and ______________________ (“Indemnitee”).
WITNESSETH:
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company, for purposes of attracting and retaining highly competent persons to serve as directors and officers, to provide the Company’s directors and officers with protection, through insurance and indemnification, against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;
     WHEREAS, in furtherance of the foregoing, the Board has previously authorized the Company to maintain, on an ongoing basis and at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities;
     WHEREAS, the Certificate of Incorporation of the Company and the Bylaws of the Company, each as amended to date (together, the “Organizational Documents”), provide that the Company may indemnify and advance expenses to directors and officers of the Company with respect to the matters set forth therein and to the fullest extent permitted by applicable law, and the Organizational Documents provide for limitation of liability for directors;
     WHEREAS, the General Corporation Law of the State of Delaware (“DGCL”) and the Organizational Documents and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive; among other things, the Company may enter into indemnification agreements with members of the Board and officers of the Company;
     WHEREAS, the Board has determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company;
     WHEREAS, this Agreement is being entered into as a supplement to and in furtherance of the Organizational Documents of the Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and
     WHEREAS, in view of the foregoing and such other factors that Indemnitee deems appropriate, Indemnitee is willing to serve or continue to serve and to take on additional service for or on behalf of the Company.
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS
     Section 1.01. As used in this Agreement:
     A “Change in Control” shall be deemed to have occurred upon the happening of any of the following events:
          (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that the provisions of this paragraph (a) shall not be applicable to any acquisition directly from the Company; or
          (b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), shall cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the date hereof, or whose appointment, election or nomination for election was previously so approved or recommended, shall be considered a member of the Incumbent Board, but excluding for this purpose any new director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or
          (c) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
          (d) there is consummated a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, in one transaction or a series of related transactions, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale.
     “Common Stock” means the common stock, $.01 par value, of the Company.

     “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of the Company or of any other Enterprise.
     “D&O Liability Insurance” refers to any policy or policies of insurance maintained by the Company for directors and officers in their capacities as such (and for any capacity in which any director or officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in that capacity.
     “Delaware Court” means the Court of Chancery of the State of Delaware.
     “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
     “Enterprise” means the Company and any other corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any similar federal statute.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute.
     “Expenses” shall include all reasonable direct and indirect costs (including, without limitation, reasonable attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or (ii) establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
     “Liabilities” means any losses or liabilities, including, without limitation, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA excise taxes and penalties, penalties or amounts paid in settlement).
     “Person” means any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.
     “Proceeding” includes any threatened, pending or completed action, derivative action, suit, demand, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by, in right of or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceedings hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, or any similar federal statute.
     “Subsidiary” means any Person that is, directly or indirectly, controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.
     Section 1.02. For the purposes of this Agreement:
          (a) References to “Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
ARTICLE 2
INDEMNIFICATION
     Section 2.01. (a) General. The Company hereby agrees to and shall indemnify Indemnitee and hold him or her harmless from and against any and all Expenses and Liabilities, in either case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in his or her Corporate Status, to the fullest extent permitted by applicable law.
     For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:
     (i) to the fullest extent permitted by any provision of the DGCL, or the corresponding provision of any successor statute; and
     (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors, officers, trustees, managing members, fiduciaries, board of directors, committee members, employees or agents.
          (b) Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.
          (c) Expenses as a Party Where Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     Section 2.02. Exclusions. Notwithstanding any provision of this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
          (a) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act, the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act, or policies adopted by the Company from time to time pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act);
          (b) except as otherwise provided in Sections 5.01(d) and (e) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) the Company joins in or consents to the initiation of the Proceeding (or any part of the Proceeding) after its initiation; or
          (c) to the extent the payment would violate Section 402 of the Sarbanes-Oxley Act.
ARTICLE 3
ADVANCEMENT OF EXPENSES
     Section 3.01. Advances. (a) Notwithstanding any provision of this Agreement to the contrary and subject to Sections 3.02 and 3.03 of this Agreement, the Company shall advance any Expenses incurred by Indemnitee in connection with any Proceeding within 20 business days after the receipt by the Company of each statement requesting such advance from time to time at any time after commencement of any Proceeding. Such statements shall provide reasonable detail of the underlying Expenses for which payment is requested. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred in pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. This Section 3.01 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 2.02 of this Agreement.

     Section 3.02. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 3.01 of this Agreement, in the event and only to the extent that it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.
     Section 3.03. Selection of Counsel. In the event the Company shall be obligated under Section 3.01 of this Agreement to pay the Expenses of any Proceeding (in whole or in part) against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently paid or incurred by Indemnitee with respect to the same Proceeding, provided that (a) Indemnitee shall have the right to employ his or her counsel in any such Proceeding at Indemnitee’s expense; and (b) if (1) the employment of counsel by Indemnitee has been authorized by the Company, (2)(i) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of any such defense or (ii) representation by such counsel retained by the Company would be precluded under the applicable standards of professional conduct, or (3) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding (in whole or in part) brought by or on behalf of the Company or as to which Indemnitee shall have reasonably made the conclusion provided for in clause (2) above.
ARTICLE 4
PROCEDURES FOR NOTIFICATION OF AND
DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION
     Section 4.01. Notification; Request For Indemnification; Defense of Claim. (a) As soon as reasonably practicable after receipt by Indemnitee of written notice that he or she is a party to or a participant (as a witness or otherwise) in any Proceeding or of any other matter in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof, including the nature of and the facts underlying the Proceeding; provided, however, that a delay in giving such notice shall not deprive Indemnitee of any right to be indemnified under this Agreement, unless, and then only to the extent that, the Company did not otherwise learn of the claim and such delay is materially prejudicial to the Company’s ability to defend such claim; and, provided, further, that notice shall be deemed to have been given without any action on the part of the Indemnitee in the event that the Company is a party to the same Proceeding.
          (b) To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder (including, if applicable, Indemnitee’s election or selection pursuant to Section 4.02 of this Agreement). Such request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. The Indemnitee’s entitlement to indemnification shall be determined according to Section 4.02 of this Agreement.
          (c) The Company will be entitled to participate in any Proceedings at its own expense.
     Section 4.02. Determination of Entitlement. (a) Upon written request by Indemnitee for indemnification pursuant to Section 4.01(b) of this Agreement, a determination, if but only if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee (except after a Change in Control, in which case the following clause (1) shall apply): (1) by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, (2) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (3) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within twenty (20) business days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ and experts’ fees and disbursements) paid or incurred or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. For the sake of clarity, no determination of entitlement shall be required to the extent that Indemnitee is successful, on the merits or otherwise (including by dismissal with or without prejudice), in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part.
          (b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.02(a) of this Agreement (including after a Change in Control), the Independent Counsel shall be selected as provided in this Section 4.02(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately following sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within five (5) business days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of

“Independent Counsel” as defined in Section 1.01 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a determination is made in accordance with the following sentence. If, (i) within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 4.02(a) of this Agreement, no Independent Counsel shall have been selected or (ii) a written objection to the selection of Independent Counsel is made pursuant to this Section 4.02(b), either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court or by such other person as the Delaware Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 4.02(a) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 5.01(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company shall use its best efforts to cause the determination of entitlement to indemnification to be made as promptly as practicable.
          (c) The Company agrees to pay the reasonable fees and expenses of the Independent Counsel (including such fees and expenses incurred in connection with the Independent Counsel’s determination pursuant to Section 4.02(a) of this Agreement) and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
     Section 4.03. Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4.01(b) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (b) If the person, persons or entity empowered or selected under Section 4.02 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be made in accordance with Article 5 of this Agreement; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
          (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any applicable standard of conduct under applicable law (or did or did not hold any particular state of knowledge referred to under applicable law).
          (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 4.03(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
          (e) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.
          (f) Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, agent, trustee, partner, manager, member or fiduciary of another Person if Indemnitee was serving as a director, officer, employee, agent, trustee, partner, manager, member or fiduciary of such other Person and (1) such Person is or at the time of such service was a Subsidiary, (2) such Person is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary or (3) the Company or a Subsidiary, directly or indirectly, caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve such other Person in such capacity.
     Section 4.04. Settlement. The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty, an admission of fault of Indemnitee or limitation on the Indemnitee without the Indemnitee’s prior written consent, such consent not to be unreasonably withheld. Notwithstanding anything to the contrary, the Indemnitee may withhold its consent to any proposed settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Proceeding. The Company shall have no obligation to indemnify Indemnitee in respect of any settlement of any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty, an admission of fault of Company or limitation on the Company effected without the Company’s prior written consent, such consent not to be unreasonably withheld.

ARTICLE 5
REMEDIES OF INDEMNITEE
     Section 5.01. Adjudication or Arbitration. (a) In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification or advancement of Expenses (including, without limitation, where (i) a determination is made pursuant to Section 4.02 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3.01 of this Agreement, (iii) payment of indemnification pursuant to Section 2.01 of this Agreement is not made within twenty (20) business days after a determination has been made that Indemnitee is entitled to indemnification, (iv) no determination as to entitlement to indemnification is made pursuant to Section 4.02 of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification (as such time period may be extended in accordance with Section 4.03(b) of this Agreement) or (v) no payment of indemnification is made within twenty (20) business days after entitlement has been determined pursuant to Section 4.02(b) of this Agreement), then Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification or advancement of Expenses. Alternatively, in such case, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in any such arbitration.
     Section 5.02. In the event that a determination shall have been made pursuant to Section 4.02(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 5.01 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 5.01 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 4.02(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 5.01, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 3.02 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
          (a) If a determination shall have been made pursuant to Section 4.02(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 5.01, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
          (b) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

          (c) The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within twenty (20) business days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee for (i) indemnification or advances of Expenses by the Company (or otherwise for the enforcement, interpretation or defense of his or her rights) under this Agreement or any other agreement or provision of the Organizational Documents now or hereafter in effect or (ii) recovery or advances under any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance or insurance recovery, as the case may be.
ARTICLE 6
MISCELLANEOUS
     Section 6.01. Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Organizational Documents, insurance, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
     Section 6.02. Insurance and Subrogation. (a) Indemnitee shall be covered by any D&O Liability Insurance maintained by the Company, in accordance with the terms of such D&O Liability Insurance as in effect from time to time, to the maximum extent of the coverage available for any director or officer under such D&O Liability Insurance. If, at the time the Company receives notice of a claim hereunder, the Company has D&O Liability Insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.
          (b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses, including attorneys’ fees and expenses, related thereto shall be borne by the Company).
          (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that Indemnitee has actually received such payment under any insurance policy or other indemnity provision.
     Section 6.03. Other Sources. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.
     Section 6.04. Contribution. (a) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
          (b) Without limiting the generality of Section 6.04(a) of this Agreement, whether or not any of the indemnification rights provided in this Agreement are available in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
     Section 6.05. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit, restrict or reduce any right of Indemnitee under this Agreement in respect of any act or omission, or any event occurring, prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Organizational Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
     Section 6.06. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
     Section 6.07. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided that this Agreement is being entered into as a supplement to and in furtherance of the Organizational Documents of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
     Section 6.08. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     Section 6.09. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing (which may be by facsimile transmission). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.
     Section 6.10. Binding Effect. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve and to take on additional service for or on behalf of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.
     Section 6.11. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

     Section 6.12. Consent To Jurisdiction and Injunctive Relief. (a) Except with respect to any arbitration commenced by Indemnitee pursuant to Section 5.01(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
          (b) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.
     Section 6.13. Duration of Agreement. This Agreement shall continue until and terminate upon the latest of: (a) the statute of limitations applicable to any claim that could be asserted against an Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or payment of Expenses in advance under this Agreement; (b) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee, trustee, partner, manager, member, fiduciary or agent of any other Enterprise which Indemnitee served at the request of the Company; or (c) one (1) year after the final termination of any Proceeding, including any and all appeals, then pending in respect of which Indemnitee is granted rights of indemnification or payment in advance of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to this Agreement relating thereto (including any right of appeal of any Proceeding commenced by Indemnitee pursuant to this Agreement).
     Section 6.14. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors, administrators, personal and legal representatives; provided that, subject to the last sentence of this Section, this Agreement may not be assigned or delegated by either party hereto without the prior written consent of the other party. Without limiting the foregoing and for purposes of greater certainty, the indemnification and payment in advance of Expenses provided by, or granted pursuant to this Agreement shall be binding upon the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee, trustee, partner, manager, member, fiduciary or agent of the Company or of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors, administrators, personal and legal representatives. The Company shall require and cause any successor or assign (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
     Section 6.15. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
     Section 6.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     Section 6.17. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

G-III APPAREL GROUP, LTD.
By:
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer Address: 512 Seventh Avenue, New York, NY 10018 Facsimile: 646-473-1547 Attention: Neal S. Nackman

With a copy to:
Fulbright & Jaworski LLP
Address: 666 Fifth Avenue, New York, NY 10103
Facsimile: 212-752-5958
Attention: Neil Gold, Esq.

INDEMNITEE:
By:
Wayne S. Miller
G-III Apparel Group, Ltd. Address: 512 Seventh Avenue, New York, NY 10018 Facsimile: 212-719-0921